Exhibit 5.1

November 27, 2024

Board of Directors

J & J Snack Foods Corp.

350 Fellowship Road

Mt. Laurel, New Jersey 08054

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of J & J Snack Foods Corp., a New Jersey corporation (the “Company”), and am issuing this opinion in connection with the Registration Statement on Form S-8 being filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), $15,000,000 of deferred compensation obligations (the “Obligations”) pursuant to the J & J Snack Foods Corp. Nonqualified Deferred Compensation Plan (the “Plan”).

In this connection, I have reviewed the Registration Statement, as proposed to be filed with the Commission. As General Counsel, I am familiar with the Amended and Restated Certificate of Incorporation of the Company, as amended, and the Revised By-laws of the Company, each as currently in effect. I have also examined, or caused to be examined, originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such instruments, certificates of public officials, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinion set forth herein.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties and the validity and binding effect thereof. As to any facts material to the opinion expressed herein which I have not independently established or verified, I have relied upon statements and representations of other officers and representatives of the Company and others.

Based upon and subject to the foregoing, I am of the opinion that when the Obligations are issued in accordance with the terms of the Plan, the Obligations will constitute valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of generally applicability relating to or affecting creditors’ rights generally.

The foregoing opinion is limited to the New Jersey Business Corporation Act (the “NJBCA”), and I am expressing no opinion as to the effect of the laws of any other jurisdiction. I am a member of the Bar of the Commonwealth of Pennsylvania and hold a Limited License for In-House Counsel in the State of New Jersey. I am generally familiar with the NJBCA as currently in effect and have made such inquiries as I consider necessary to render the opinion above. This opinion is limited to the effect of the current state of the NJBCA and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such law or the interpretations thereof or such facts.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion is furnished by me, as counsel to the Company, in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and, except as provided in the immediately preceding paragraph, is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of the Company.

Very truly yours, /s/ Michael A. Pollner Michael A. Pollner Senior Vice President, General Counsel and Secretary